Fifth Third Announces First Quarter 2022 Results
Reported diluted earnings per share of $0.68
Reported results included a negative $0.01 impact from certain item(s) on page 2

Key Financial Data				Key Highlights

$ millions for all balance sheet and income statement items
	1Q22	4Q21	1Q21
       Select Business Highlights:
•Named one of the "World's Most Ethical Companies" by Ethisphere in March 2022 for the third time
•Generated consumer household growth of 3% compared to 1Q21
•Announced $20/hour minimum wage for eligible employees effective July 2022
      Select Financial Highlights:
•ROTCE(a) of 13.4%; adjusted ROTCE(a) of 13.7% excl. AOCI
•Net interest income(a) stable compared to 4Q21, or up 1% excluding the impact of PPP; NIM(a) up 4 basis points compared to 4Q21
•Average C&I loan growth ex. PPP of 8% compared to 4Q21
•Average securities balances increased $5 billion compared to 4Q21
•Core deposits increased 1% compared to 4Q21; Interest bearing deposit costs flat
•Benign credit quality continued, including near-record low NCO ratio, stable non-performing loans and lower commercial criticized assets

Income Statement Data
Net income available to common shareholders	$474	$627	$674
Net interest income (U.S. GAAP)	1,195	1,197	1,176
Net interest income (FTE)(a)	1,198	1,200	1,179
Noninterest income	684	791	749
Noninterest expense	1,222	1,206	1,215

Per Share Data
Earnings per share, basic	$0.69	$0.91	$0.94
Earnings per share, diluted	0.68	0.90	0.93
Book value per share	26.33	29.43	28.78
Tangible book value per share(a)	19.54	22.58	22.60

Balance Sheet & Credit Quality
Average portfolio loans and leases	$113,467	$109,487	$108,956
Average deposits	168,662	167,541	158,888
Net charge-off ratio(b)	0.12%	0.14%	0.27%
Nonperforming asset ratio(c)	0.47	0.47	0.72

Financial Ratios
Return on average assets	0.96%	1.25%	1.38%
Return on average common equity	10.0	12.2	13.1
Return on average tangible common equity(a)	13.4	16.1	16.8
CET1 capital(d)(e)	9.28	9.54	10.46
Net interest margin(a)	2.59	2.55	2.62
Efficiency(a)	64.9	60.6	63.0

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

CEO Commentary
Fifth Third continued to produce solid financial results in a volatile first quarter of 2022 while fully supporting customers, communities, and employees. We continue to navigate the economic environment with a disciplined approach focused on long-term through-the-cycle outperformance, and remain extremely well positioned to benefit from higher short-term interest rates. We generated strong loan growth during the quarter, including average C&I growth of 8% excluding PPP. Also excluding PPP, net interest income increased 1% sequentially, reflecting the partial impact of our decision to begin growing the securities portfolio.

We had yet another quarter of benign credit quality reflecting our disciplined approach to client selection and underwriting, which resulted in near-record low charge-offs of just 12 basis points. Additionally, commercial criticized assets continued to improve.

Last week, I announced my plans to retire as CEO and transition to Executive Chairman, effective July 5, 2022. As part of our thorough succession planning process, I am excited and proud to announce the Board of Directors has appointed Tim Spence to succeed me as our next CEO. I believe this is the right time for a transition, given Fifth Third’s tremendous financial health and performance. Being the CEO of Fifth Third has been an honor of a lifetime. I am grateful for the hard work, dedication, and support of all our employees over the years. I am also grateful for the confidence the Board and shareholders have had in me throughout my tenure.

Investor contact: Chris Doll (513) 534-2345 | Media contact: Ed Loyd (513) 534-6397 April 19, 2022

(Continued)

Tim is an outstanding and visionary leader. He has been an integral part of Fifth Third's leadership team since 2015, helping develop the strategies and vision that we continue to execute with excellence through innovation and technology. I have no doubt that Tim’s focus on operational discipline will extend our track record for delivering on our commitments to continue generating sustainable, top quartile results among regional banks.

                                      -Greg D. Carmichael, Chairman and CEO

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,198	$1,200	$1,179	—	2%
Provision for (benefit from) credit losses	45	(47)	(173)	NM	NM
Noninterest income	684	791	749	(14)%	(9)%
Noninterest expense	1,222	1,206	1,215	1%	1%
Income before income taxes(a)	$615	$832	$886	(26)%	(31)%

Taxable equivalent adjustment	$3	$3	$3	—	—
Applicable income tax expense	118	167	189	(29)%	(38)%
Net income	$494	$662	$694	(25)%	(29)%
Dividends on preferred stock	20	35	20	(43)%	—
Net income available to common shareholders	$474	$627	$674	(24)%	(30)%
Earnings per share, diluted	$0.68	$0.90	$0.93	(24)%	(27)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported first quarter 2022 net income of $494 million compared to net income of $662 million in the prior quarter and $694 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $474 million, or $0.68 per diluted share, compared to $627 million, or $0.90 per diluted share, in the prior quarter and $674 million, or $0.93 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 1Q22

(after-tax impact(f); $ in millions, except per share data)

Valuation of Visa total return swap (noninterest income)	$(8)

Diluted earnings per share impact of certain item(s)[1]	$(0.01)

[1]Diluted earnings per share impact reflects 696.242 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Interest Income
Interest income	$1,292	$1,297	$1,305	—	(1)%
Interest expense	94	97	126	(3)%	(25)%
Net interest income (NII)	$1,198	$1,200	$1,179	—	2%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	2.79%	2.75%	2.90%	4	(11)
Rate paid on interest-bearing liabilities	0.33%	0.33%	0.44%	—	(11)

Ratios
Net interest rate spread	2.46%	2.42%	2.46%	4	—
Net interest margin (NIM)	2.59%	2.55%	2.62%	4	(3)

Compared to the prior quarter, NII was stable, as the impacts of lower day count, lower PPP-related income, and a decline in residential mortgage balances (primarily from previous purchases of government guaranteed loan buyouts from a third party) were partially offset by higher commercial & industrial (C&I) loan balances, higher investment portfolio balances, and the impact of higher market rates. PPP-related income was $20 million in the current quarter compared to $36 million in the prior quarter. Excluding the impact of PPP-related income, NII increased $14 million, or 1%, sequentially. Compared to the prior quarter, reported NIM increased 4 bps, primarily due to a decrease in other short-term investments (primarily interest-bearing cash), the impact of lower day count, and higher market rates.
Compared to the year-ago quarter, NII increased $19 million, or 2%, primarily reflecting higher C&I and indirect secured consumer loan balances, higher investment portfolio balances, and a reduction in long-term debt, partially offset by lower PPP-related income and lower home equity balances. Excluding the impact of PPP-related income, NII increased $52 million, or 5%, year-over-year. Compared to the year-ago quarter, reported NIM decreased 3 bps, primarily reflecting loan spread compression, partially offset by lower other short-term investments (primarily interest-bearing cash) and lower long-term debt and deposit costs.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$152	$156	$144	(3)%	6%
Commercial banking revenue	135	171	153	(21)%	(12)%
Mortgage banking net revenue	52	35	85	49%	(39)%
Wealth and asset management revenue	149	150	143	(1)%	4%
Card and processing revenue	97	104	94	(7)%	3%
Leasing business revenue	62	74	87	(16)%	(29)%
Other noninterest income	52	120	42	(57)%	24%
Securities (losses) gains, net	(14)	(19)	3	(26)%	NM
Securities losses, net - non-qualifying hedges
on mortgage servicing rights	(1)	—	(2)	NM	(50)%
Total noninterest income	$684	$791	$749	(14)%	(9)%

Reported noninterest income decreased $107 million, or 14%, from the prior quarter, and decreased $65 million, or 9%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below. Reported current quarter results included $14 million of net securities losses, which comprised of $14 million in net losses attributable to mark-to-market impacts related to non-qualified deferred compensation assets and a $12 million loss attributable to market value changes on Fifth Third's shares of AvidXchange Holdings, Inc., partially offset by $12 million in net gains related to investment portfolio activity.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	March	December	March
	2022	2021	2021
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$684	$791	$749
Valuation of Visa total return swap	11	19	13
Securities losses/(gains), net	14	19	(3)
Noninterest income excluding certain items(a)	$709	$829	$759

Compared to the prior quarter, noninterest income excluding certain items decreased $120 million, or 14%. Compared to the year-ago quarter, noninterest income excluding certain items decreased $50 million, or 7%.
Compared to the prior quarter, service charges on deposits decreased $4 million, or 3%, primarily reflecting a decrease in consumer deposit fees. Commercial banking revenue decreased $36 million, or 21%, primarily driven by lower M&A advisory revenue and loan syndication revenue, partially offset by higher customer financial risk management revenue. Mortgage banking net revenue increased $17 million, or 49%, reflecting a $14 million increase from MSR net valuation adjustments and an $11 million decrease in MSR asset decay reflecting slower prepayment speeds, partially offset by a $12 million decrease in origination fees and gains on loan sales. Wealth and asset management revenue decreased $1 million, or 1%, as the impact of lower market values was mostly offset by seasonally strong tax-related private client service revenue combined with continued asset inflows. Card and processing revenue decreased $7 million, or 7%, primarily driven by seasonally lower spend volume. Leasing business revenue decreased $12 million, or 16%, primarily driven by a decrease in lease remarketing revenue. The decline in other noninterest income was primarily attributable to the prior quarter recognition of tax receivable agreement revenue as well as lower private equity income.

Compared to the year-ago quarter, service charges on deposits increased $8 million, or 6%, reflecting an increase in commercial treasury management fees. Commercial banking revenue decreased $18 million, or 12%, primarily driven by decreases in corporate bond fees, partially offset by an increase in customer financial risk management revenue. Mortgage banking net revenue decreased $33 million, or 39%, reflecting a $64 million decrease in origination fees and gains on loan sales and a $9 million reduction from MSR net valuation adjustments, partially offset by a $28 million decrease in MSR asset decay reflecting slower prepayment speeds. Wealth and asset management revenue increased $6 million, or 4%, primarily driven by higher personal asset management revenue. Card and processing revenue increased $3 million, or 3%, primarily driven by higher spend volumes, partially offset by higher rewards. Leasing business revenue decreased $25 million, or 29%, primarily reflecting a decrease in lease syndication revenue.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$711	$655	$706	9%	1%
Net occupancy expense	77	77	79	—	(3)%
Technology and communications	101	103	93	(2)%	9%
Equipment expense	36	36	34	—	6%
Card and processing expense	19	19	30	—	(37)%
Leasing business expense	32	36	35	(11)%	(9)%
Marketing expense	24	35	23	(31)%	4%
Other noninterest expense	222	245	215	(9)%	3%
Total noninterest expense	$1,222	$1,206	$1,215	1%	1%

Reported noninterest expense increased $16 million, or 1%, from the prior quarter. The results in the prior period were impacted by the item shown in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended
	March	December	March
	2022	2021	2021
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,222	$1,206	$1,215
Special COVID staffing bonus to front-line employees	—	(10)	—
Noninterest expense excluding certain item(s)(a)	$1,222	$1,196	$1,215

Compared to the prior quarter, noninterest expense excluding certain items increased $26 million, or 2%, primarily reflecting a seasonal increase in compensation and benefits expense and a $21 million impact from the previously communicated special broad-based compensation bonus, partially offset by a decrease in incentive compensation and marketing expense. Noninterest expense in the current quarter included a $12 million benefit related to the impact of non-qualified deferred compensation mark-to-market (compared to $10 million expense in the prior quarter).
Compared to the year-ago quarter, noninterest expense increased $7 million, or 1%, reflecting an increase in technology and communications expense related to continued modernization investments, and an increase in compensation and benefits expense. These items were partially offset by lower card and processing expense due to contract renegotiations.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,554	$49,566	$49,629	6%	6%
Commercial mortgage loans	10,521	10,247	10,532	3%	—
Commercial construction loans	5,371	5,329	6,039	1%	(11)%
Commercial leases	2,942	3,057	3,114	(4)%	(6)%
Total commercial loans and leases	$71,388	$68,199	$69,314	5%	3%
Consumer loans:
Residential mortgage loans	$16,501	$16,188	$15,803	2%	4%
Home equity	4,009	4,179	5,009	(4)%	(20)%
Indirect secured consumer loans	17,136	16,345	13,955	5%	23%
Credit card	1,691	1,739	1,879	(3)%	(10)%
Other consumer loans	2,742	2,837	2,996	(3)%	(8)%
Total consumer loans	$42,079	$41,288	$39,642	2%	6%
Total average portfolio loans and leases	$113,467	$109,487	$108,956	4%	4%

Memo:
Average PPP loans	$1,012	$1,756	$5,200	(42)%	(81)%
Average portfolio commercial and industrial loans - excl. PPP loans	$51,542	$47,810	$44,429	8%	16%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$18	$5	$104	260%	(83)%
Consumer loans held for sale	3,677	5,298	4,641	(31)%	(21)%
Total average loans and leases held for sale	$3,695	$5,303	$4,745	(30)%	(22)%

Securities (taxable and tax-exempt)	$42,422	$37,631	$36,297	13%	17%
Other short-term investments	28,310	34,624	32,717	(18)%	(13)%
Total average interest-earning assets	$187,894	$187,045	$182,715	—	3%

Compared to the prior quarter, total average portfolio loans and leases increased 4%, reflecting an increase in both commercial loan and lease balances and consumer loans. Average commercial portfolio loans and leases increased 5%, primarily reflecting of 8% in C&I loans excluding PPP. Average consumer portfolio loans increased 2%, reflecting higher indirect secured consumer and residential mortgage loans, partially offset by lower home equity and other consumer loan balances.
Compared to the year-ago quarter, total average portfolio loans and leases increased 4%, reflecting an increase in both consumer loans and commercial loans and leases. Average commercial portfolio loans and leases increased 3%, primarily reflecting growth of 16% in C&I loans excluding PPP, partially offset by PPP forgiveness and lower commercial construction loans. Average consumer portfolio loans increased 6%, as higher indirect secured consumer and residential mortgage loans were partially offset by lower home equity and other consumer loan balances.
Average loans and leases held for sale were $4 billion in the current quarter compared to $5 billion in the prior quarter and $5 billion in the year-ago quarter. Current quarter average loans and leases held for sale were impacted by a decline in residential mortgage balances (primarily from a decline in government loan buyouts purchased from a third party).
Average securities (taxable and tax-exempt) of $42 billion in the current quarter increased $5 billion, or 13%, compared to the prior quarter and increased $6 billion, or 17%, compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $28 billion in the current quarter decreased $6 billion, or 18%, compared to the prior quarter and decreased $4 billion, or 13%, compared to the year-ago quarter.

Total period-end commercial portfolio loans and leases of $73 billion increased 4% compared to the prior quarter, primarily reflecting growth of 6% in C&I loans excluding PPP, partially offset by PPP forgiveness. Compared to the year-ago quarter, total period-end commercial portfolio loans increased $4 billion, or 6%, primarily reflecting growth of 22% in C&I loans excluding PPP, partially offset by PPP forgiveness and lower construction loan balances. Period-end commercial revolving line utilization was 36%, compared to 33% in the prior quarter and 31% in the year-ago quarter.
Period-end consumer portfolio loans of $43 billion increased 3% compared to the prior quarter, primarily reflecting higher residential mortgage and indirect secured consumer loan balances, partially offset by a decline in home equity balances. Compared to the year-ago quarter, total period-end consumer portfolio loans increased $3 billion, or 8%, reflecting an increase in indirect secured consumer loans and residential mortgage balances, partially offset by lower home equity and other consumer loan balances.
Total period-end securities (taxable and tax-exempt; amortized cost) of $51 billion in the current quarter increased $13 billion, or 34%, compared to the prior quarter and increased $14 billion, or 38%, compared to the year-ago quarter. Period-end other short term investments of $21 billion in the current quarter decreased $14 billion, or 41%, compared to the prior quarter and decreased $14 billion, or 40%, compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Average Deposits
Demand	$64,212	$64,828	$58,586	(1)%	10%
Interest checking	48,659	47,384	45,568	3%	7%
Savings	22,772	21,702	18,951	5%	20%
Money market	30,263	30,566	30,601	(1)%	(1)%
Foreign office(g)	126	193	128	(35)%	(2)%
Total transaction deposits	$166,032	$164,673	$153,834	1%	8%
CDs $250,000 or less	2,376	2,604	3,828	(9)%	(38)%
Total core deposits	$168,408	$167,277	$157,662	1%	7%
CDs over $250,000	254	264	1,226	(4)%	(79)%
Total average deposits	$168,662	$167,541	$158,888	1%	6%

Compared to the prior quarter, average core deposits increased 1%, as increases in interest checking and savings deposit balances (led by consumer and wealth customer balance growth) were partially offset by decreases in demand and money market balances from commercial customer seasonal impacts. Average demand deposits represented 38% of total core deposits in the current quarter, relatively stable with the prior quarter. Average commercial transaction deposits decreased 2% and average consumer transaction deposits increased 4%.
Compared to the year-ago quarter, average core deposits increased 7%, reflecting ongoing success in generating consumer household growth. Average commercial transaction deposits increased 5% and average consumer transaction deposits increased 11%.
The period end portfolio loan-to-core deposit ratio was 68% in the current quarter, compared to 66% in the prior quarter and 68% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$254	$264	$1,226	(4)%	(79)%
Federal funds purchased	259	315	324	(18)%	(20)%
Other short-term borrowings	890	1,000	1,209	(11)%	(26)%
Long-term debt	11,165	11,697	14,849	(5)%	(25)%
Total average wholesale funding	$12,568	$13,276	$17,608	(5)%	(29)%

Compared to the prior quarter, average wholesale funding decreased 5%, reflecting the impact of reductions in long-term debt over the past two quarters (including the retirement of $800 million in long-term debt during the first quarter of 2022), as well as continued runoff in other short-term borrowings and jumbo CD balances. Compared to the year-ago quarter, average wholesale funding decreased 29%, reflecting decreases in long-term debt, jumbo CD balances, and other short-term borrowings.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	March	December	September	June	March
	2022	2021	2021	2021	2021

Total nonaccrual portfolio loans and leases (NPLs)	$508	$498	$528	$621	$741
Repossessed property	5	5	4	5	7
OREO	27	24	27	31	35
Total nonperforming portfolio loans and leases and OREO (NPAs)	$540	$527	$559	$657	$783

NPL ratio(h)	0.44%	0.44%	0.49%	0.58%	0.68%
NPA ratio(c)	0.47%	0.47%	0.52%	0.61%	0.72%

Total loans and leases 30-89 days past due (accrual)	$288	$254	$267	$281	$305
Total loans and leases 90 days past due (accrual)	76	117	92	83	124

Allowance for loan and lease losses (ALLL), beginning	$1,892	$1,954	$2,033	$2,208	$2,453
Total net losses charged-off	(34)	(38)	(21)	(44)	(71)
Provision for (benefit from) loan and lease losses	50	(24)	(58)	(131)	(174)
ALLL, ending	$1,908	$1,892	$1,954	$2,033	$2,208

Reserve for unfunded commitments, beginning	$182	$205	$189	$173	$172
(Benefit from) provision for the reserve for unfunded commitments	(5)	(23)	16	16	1
Reserve for unfunded commitments, ending	$177	$182	$205	$189	$173

Total allowance for credit losses (ACL)	$2,085	$2,074	$2,159	$2,222	$2,381

ACL ratios:
As a % of portfolio loans and leases	1.80%	1.85%	2.00%	2.06%	2.19%
As a % of nonperforming portfolio loans and leases	411%	416%	409%	358%	321%
As a % of nonperforming portfolio assets	386%	394%	386%	338%	304%

ALLL as a % of portfolio loans and leases	1.65%	1.69%	1.81%	1.89%	2.03%

Total losses charged-off	$(64)	$(77)	$(56)	$(103)	$(109)
Total recoveries of losses previously charged-off	30	39	35	59	38
Total net losses charged-off	$(34)	$(38)	$(21)	$(44)	$(71)

Net charge-off ratio (NCO ratio)(b)	0.12%	0.14%	0.08%	0.16%	0.27%
Commercial NCO ratio	0.05%	0.10%	0.03%	0.10%	0.17%
Consumer NCO ratio	0.25%	0.21%	0.16%	0.26%	0.43%

Nonperforming portfolio loans and leases were $508 million in the current quarter, with the resulting NPL ratio of 0.44%. Compared to the prior quarter, NPLs increased $10 million. Compared to the year-ago quarter, NPLs decreased $233 million with the NPL ratio decreasing 24 bps.
Nonperforming portfolio assets were $540 million in the current quarter, with the resulting NPA ratio of 0.47%. Compared to the prior quarter, NPAs increased $13 million. Compared to the year-ago quarter, NPAs decreased $243 million with the NPA ratio decreasing 25 bps.
The provision for credit losses totaled $45 million in the current quarter. The allowance for credit loss ratio represented 1.80% of total portfolio loans and leases at quarter end, compared with 1.85% for the prior quarter end and 2.19% for the year-ago quarter end. In the current quarter, the allowance for credit losses represented 411% of nonperforming portfolio loans and leases and 386% of nonperforming portfolio assets.

Net charge-offs were $34 million in the current quarter, with the resulting NCO ratio of 0.12%. Compared to the prior quarter, net charge-offs decreased $4 million and the NCO ratio decreased 2 bps, reflecting lower charge-offs in the commercial portfolio. Compared to the year-ago quarter, net charge-offs decreased $37 million and the NCO ratio decreased 15 bps, reflecting improvement in both commercial and consumer portfolios.

Capital Position
	As of and For the Three Months Ended
	March	December	September	June	March
	2022	2021	2021	2021	2021
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	10.23%	10.71%	11.16%	11.11%	11.26%
Tangible equity(a)	7.98%	7.97%	8.06%	8.35%	8.20%
Tangible common equity (excluding AOCI)(a)	6.96%	6.94%	7.01%	7.28%	7.14%
Tangible common equity (including AOCI)(a)	6.48%	7.47%	7.74%	8.18%	7.95%

Regulatory Capital Ratios(d)(e)
CET1 capital	9.28%	9.54%	9.86%	10.37%	10.46%
Tier I risk-based capital	10.60%	10.91%	11.28%	11.83%	11.94%
Total risk-based capital	12.88%	13.42%	13.94%	14.60%	14.80%
Tier I leverage	8.32%	8.27%	8.41%	8.55%	8.61%

The CET1 capital ratio was 9.28%, the tangible common equity to tangible assets ratio was 6.96% excluding AOCI, and 6.48% including AOCI. The Tier I risk-based capital ratio was 10.60%, the Total risk-based capital ratio was 12.88%, and the Tier I leverage ratio was 8.32%. Certain capital ratios, including the Tier I leverage ratio, continued to be impacted by the increase in assets since the onset of the pandemic, predominantly from 0% risk-weighted assets resulting from interest-bearing cash as well as PPP loans.

Tax Rate
The effective tax rate was 19.2% compared with 20.1% in the prior quarter and 21.4% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 10:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio, and the indirect parent company of Fifth Third Bank, National Association, a federally chartered institution. As of March 31, 2022, the Company had $211 billion in assets and operates 1,079 full-service Banking Centers, and 2,201 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia, North Carolina and South Carolina. In total, Fifth Third provides its customers with access to approximately 54,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2022, had $549 billion in assets under care, of which it managed $61 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”
Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 26.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its sustainability targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for March 31, 2022

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheet and Yield Analysis	21
Summary of Loans and Leases	22
Regulatory Capital	23
Summary of Credit Loss Experience	24
Asset Quality	25
Non-GAAP Reconciliation	26-28
Segment Presentation	29

Fifth Third Bancorp and Subsidiaries
Financial Highlights				% / bps
$ in millions, except per share data	For the Three Months Ended			Change
(unaudited)	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Income Statement Data
Net interest income	$1,195	$1,197	$1,176	—	2%
Net interest income (FTE)(a)	1,198	1,200	1,179	—	2%
Noninterest income	684	791	749	(14%)	(9%)
Total revenue (FTE)(a)	1,882	1,991	1,928	(5%)	(2%)
Provision for (benefit from) credit losses	45	(47)	(173)	NM	NM
Noninterest expense	1,222	1,206	1,215	1%	1%
Net income	494	662	694	(25%)	(29%)
Net income available to common shareholders	474	627	674	(24%)	(30%)

Earnings Per Share Data
Net income allocated to common shareholders	$473	$625	$672	(24%)	(30%)
Average common shares outstanding (in thousands):
Basic	687,538	688,370	714,433	—	(4%)
Diluted	696,242	697,532	723,425	—	(4%)
Earnings per share, basic	$0.69	$0.91	$0.94	(24%)	(27%)
Earnings per share, diluted	0.68	0.90	0.93	(24%)	(27%)

Common Share Data
Cash dividends per common share	$0.30	$0.30	$0.27	—	11%
Book value per share	26.33	29.43	28.78	(11%)	(9%)
Market value per share	43.04	43.55	37.45	(1%)	15%
Common shares outstanding (in thousands)	685,905	682,778	711,596	—	(4%)
Market capitalization	$29,521	$29,735	$26,649	(1%)	11%

Financial Ratios
Return on average assets	0.96%	1.25%	1.38%	(29)	(42)
Return on average common equity	10.0%	12.2%	13.1%	(220)	(310)
Return on average tangible common equity(a)	13.4%	16.1%	16.8%	(270)	(340)
Noninterest income as a percent of total revenue(a)	36%	40%	39%	(400)	(300)
Dividend payout	43.5%	33.0%	28.7%	1,050	1,480
Average total Bancorp shareholders' equity as a percent of average assets	10.23%	10.71%	11.26%	(48)	(103)
Tangible common equity(a)	6.96%	6.94%	7.14%	2	(18)
Net interest margin (FTE)(a)	2.59%	2.55%	2.62%	4	(3)
Efficiency (FTE)(a)	64.9%	60.6%	63.0%	430	190
Effective tax rate	19.2%	20.1%	21.4%	(90)	(220)

Credit Quality
Net losses charged-off	$34	$38	$71	(11%)	(52%)
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.12%	0.14%	0.27%	(2)	(15)
ALLL as a percent of portfolio loans and leases	1.65%	1.69%	2.03%	(4)	(38)
ACL as a percent of portfolio loans and leases(g)	1.80%	1.85%	2.19%	(5)	(39)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.47%	0.47%	0.72%	—	(25)

Average Balances
Loans and leases, including held for sale	$117,162	$114,790	$113,701	2%	3%
Securities and other short-term investments	70,732	72,255	69,014	(2%)	2%
Assets	209,150	209,604	203,836	—	3%
Transaction deposits(b)	166,032	164,673	153,834	1%	8%
Core deposits(c)	168,408	167,277	157,662	1%	7%
Wholesale funding(d)	12,568	13,276	17,608	(5%)	(29%)
Bancorp shareholders' equity	21,402	22,449	22,952	(5%)	(7%)

Regulatory Capital Ratios(e)(f)
CET1 capital	9.28%	9.54%	10.46%	(26)	(118)
Tier I risk-based capital	10.60%	10.91%	11.94%	(31)	(134)
Total risk-based capital	12.88%	13.42%	14.80%	(54)	(192)
Tier I leverage	8.32%	8.27%	8.61%	5	(29)

Operations
Banking centers	1,079	1,117	1,098	(3%)	(2%)
ATMs	2,201	2,322	2,383	(5%)	(8%)
Full-time equivalent employees	19,247	19,112	19,819	1%	(3%)
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2022	2021	2021	2021	2021
Income Statement Data
Net interest income	$1,195	$1,197	$1,189	$1,208	$1,176
Net interest income (FTE)(a)	1,198	1,200	1,192	1,211	1,179
Noninterest income	684	791	836	741	749
Total revenue (FTE)(a)	1,882	1,991	2,028	1,952	1,928
Provision for (benefit from) credit losses	45	(47)	(42)	(115)	(173)
Noninterest expense	1,222	1,206	1,172	1,153	1,215
Net income	494	662	704	709	694
Net income available to common shareholders	474	627	684	674	674

Earnings Per Share Data
Net income allocated to common shareholders	$473	$625	$683	$673	$672
Average common shares outstanding (in thousands):
Basic	687,538	688,370	697,457	708,833	714,433
Diluted	696,242	697,532	706,090	718,085	723,425
Earnings per share, basic	$0.69	$0.91	$0.98	$0.95	$0.94
Earnings per share, diluted	0.68	0.90	0.97	0.94	0.93

Common Share Data
Cash dividends per common share	$0.30	$0.30	$0.30	$0.27	$0.27
Book value per share	26.33	29.43	29.59	29.57	28.78
Market value per share	43.04	43.55	42.44	38.23	37.45
Common shares outstanding (in thousands)	685,905	682,778	689,790	703,740	711,596
Market capitalization	$29,521	$29,735	$29,275	$26,904	$26,649

Financial Ratios
Return on average assets	0.96%	1.25%	1.36%	1.38%	1.38%
Return on average common equity	10.0%	12.2%	13.0%	13.0%	13.1%
Return on average tangible common equity(a)	13.4%	16.1%	16.9%	16.6%	16.8%
Noninterest income as a percent of total revenue(a)	36%	40%	41%	38%	39%
Dividend payout	43.5%	33.0%	30.6%	28.4%	28.7%
Average total Bancorp shareholders' equity as a percent of average assets	10.23%	10.71%	11.16%	11.11%	11.26%
Tangible common equity(a)	6.96%	6.94%	7.01%	7.28%	7.14%
Net interest margin (FTE)(a)	2.59%	2.55%	2.59%	2.63%	2.62%
Efficiency (FTE)(a)	64.9%	60.6%	57.8%	59.1%	63.0%
Effective tax rate	19.2%	20.1%	21.3%	22.1%	21.4%

Credit Quality
Net losses charged-off	$34	$38	$21	$44	$71
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.12%	0.14%	0.08%	0.16%	0.27%
ALLL as a percent of portfolio loans and leases	1.65%	1.69%	1.81%	1.89%	2.03%
ACL as a percent of portfolio loans and leases(g)	1.80%	1.85%	2.00%	2.06%	2.19%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.47%	0.47%	0.52%	0.61%	0.72%

Average Balances
Loans and leases, including held for sale	$117,162	$114,790	$113,528	$114,443	$113,701
Securities and other short-term investments	70,732	72,255	69,273	70,475	69,014
Assets	209,150	209,604	205,449	206,353	203,836
Transaction deposits(b)	166,032	164,673	159,404	158,779	153,834
Core deposits(c)	168,408	167,277	162,341	162,294	157,662
Wholesale funding(d)	12,568	13,276	13,833	15,651	17,608
Bancorp shareholders' equity	21,402	22,449	22,927	22,927	22,952

Regulatory Capital Ratios(e)(f)
CET1 capital	9.28%	9.54%	9.86%	10.37%	10.46%
Tier I risk-based capital	10.60%	10.91%	11.28%	11.83%	11.94%
Total risk-based capital	12.88%	13.42%	13.94%	14.60%	14.80%
Tier I leverage	8.32%	8.27%	8.41%	8.55%	8.61%

Operations
Banking centers	1,079	1,117	1,100	1,096	1,098
ATMs	2,201	2,322	2,336	2,369	2,383
Full-time equivalent employees	19,247	19,112	19,171	19,402	19,819
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change
(unaudited)	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$983	$1,000	$1,030	(2%)	(5%)
Interest on securities	294	281	264	5%	11%
Interest on other short-term investments	12	13	8	(8%)	50%
Total interest income	1,289	1,294	1,302	—	(1%)

Interest Expense
Interest on deposits	11	11	21	—	(48%)
Interest on other short-term borrowings	—	—	1	NM	(100%)
Interest on long-term debt	83	86	104	(3%)	(20%)
Total interest expense	94	97	126	(3%)	(25%)

Net Interest Income	1,195	1,197	1,176	—	2%

Provision for (benefit from) credit losses	45	(47)	(173)	NM	NM
Net Interest Income After Provision for (Benefit from) Credit Losses	1,150	1,244	1,349	(8%)	(15%)

Noninterest Income
Service charges on deposits	152	156	144	(3%)	6%
Commercial banking revenue	135	171	153	(21%)	(12%)
Mortgage banking net revenue	52	35	85	49%	(39%)
Wealth and asset management revenue	149	150	143	(1%)	4%
Card and processing revenue	97	104	94	(7%)	3%
Leasing business revenue	62	74	87	(16%)	(29%)
Other noninterest income	52	120	42	(57%)	24%
Securities (losses) gains, net	(14)	(19)	3	(26%)	NM
Securities losses, net - non-qualifying hedges on mortgage servicing rights	(1)	—	(2)	NM	(50%)
Total noninterest income	684	791	749	(14%)	(9%)

Noninterest Expense
Compensation and benefits	711	655	706	9%	1%
Net occupancy expense	77	77	79	—	(3%)
Technology and communications	101	103	93	(2%)	9%
Equipment expense	36	36	34	—	6%
Card and processing expense	19	19	30	—	(37%)
Leasing business expense	32	36	35	(11%)	(9%)
Marketing expense	24	35	23	(31%)	4%
Other noninterest expense	222	245	215	(9%)	3%
Total noninterest expense	1,222	1,206	1,215	1%	1%
Income Before Income Taxes	612	829	883	(26%)	(31%)
Applicable income tax expense	118	167	189	(29%)	(38%)
Net Income	494	662	694	(25%)	(29%)
Dividends on preferred stock	20	35	20	(43%)	—
Net Income Available to Common Shareholders	$474	$627	$674	(24%)	(30%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2022	2021	2021	2021	2021
Interest Income
Interest and fees on loans and leases	$983	$1,000	$1,014	$1,035	$1,030
Interest on securities	294	281	266	279	264
Interest on other short-term investments	12	13	12	9	8
Total interest income	1,289	1,294	1,292	1,323	1,302

Interest Expense
Interest on deposits	11	11	12	15	21
Interest on other short-term borrowings	—	—	—	—	1
Interest on long-term debt	83	86	91	100	104
Total interest expense	94	97	103	115	126

Net Interest Income	1,195	1,197	1,189	1,208	1,176

Provision for (benefit from) credit losses	45	(47)	(42)	(115)	(173)
Net Interest Income After Provision for (Benefit from) Credit Losses	1,150	1,244	1,231	1,323	1,349

Noninterest Income
Service charges on deposits	152	156	152	149	144
Commercial banking revenue	135	171	152	160	153
Mortgage banking net revenue	52	35	86	64	85
Wealth and asset management revenue	149	150	147	145	143
Card and processing revenue	97	104	102	102	94
Leasing business revenue	62	74	78	61	87
Other noninterest income	52	120	120	49	42
Securities (losses) gains, net	(14)	(19)	(1)	10	3
Securities (losses) gains, net - non-qualifying hedges on mortgage servicing rights	(1)	—	—	1	(2)
Total noninterest income	684	791	836	741	749

Noninterest Expense
Compensation and benefits	711	655	627	638	706
Net occupancy expense	77	77	79	77	79
Technology and communications	101	103	98	94	93
Equipment expense	36	36	34	34	34
Card and processing expense	19	19	19	20	30
Leasing business expense	32	36	33	33	35
Marketing expense	24	35	29	20	23
Other noninterest expense	222	245	253	237	215
Total noninterest expense	1,222	1,206	1,172	1,153	1,215
Income Before Income Taxes	612	829	895	911	883
Applicable income tax expense	118	167	191	202	189
Net Income	494	662	704	709	694
Dividends on preferred stock	20	35	20	35	20
Net Income Available to Common Shareholders	$474	$627	$684	$674	$674

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	March	December	March
	2022	2021	2021	Seq	Yr/Yr
Assets
Cash and due from banks	$3,049	$2,994	$3,122	2%	(2%)
Other short-term investments	20,529	34,572	34,187	(41%)	(40%)
Available-for-sale debt and other securities(a)	48,832	38,110	37,595	28%	30%
Held-to-maturity securities(b)	6	8	10	(25%)	(40%)
Trading debt securities	324	512	728	(37%)	(55%)
Equity securities	358	376	315	(5%)	14%
Loans and leases held for sale	2,616	4,415	5,477	(41%)	(52%)
Portfolio loans and leases:
Commercial and industrial loans	53,909	51,659	49,094	4%	10%
Commercial mortgage loans	10,694	10,316	10,481	4%	2%
Commercial construction loans	5,420	5,241	6,198	3%	(13%)
Commercial leases	2,915	3,052	3,255	(4%)	(10%)
Total commercial loans and leases	72,938	70,268	69,028	4%	6%
Residential mortgage loans	17,144	16,397	15,776	5%	9%
Home equity	3,916	4,084	4,815	(4%)	(19%)
Indirect secured consumer loans	17,424	16,783	14,336	4%	22%
Credit card	1,690	1,766	1,810	(4%)	(7%)
Other consumer loans	2,753	2,752	3,090	—	(11%)
Total consumer loans	42,927	41,782	39,827	3%	8%
Portfolio loans and leases	115,865	112,050	108,855	3%	6%
Allowance for loan and lease losses	(1,908)	(1,892)	(2,208)	1%	(14%)
Portfolio loans and leases, net	113,957	110,158	106,647	3%	7%
Bank premises and equipment	2,102	2,120	2,072	(1%)	1%
Operating lease equipment	622	616	718	1%	(13%)
Goodwill	4,514	4,514	4,259	—	6%
Intangible assets	145	156	127	(7%)	14%
Servicing rights	1,444	1,121	784	29%	84%
Other assets	12,961	11,444	10,858	13%	19%
Total Assets	$211,459	$211,116	$206,899	—	2%

Liabilities
Deposits:
Demand	$65,590	$65,088	$61,363	1%	7%
Interest checking	48,836	48,870	45,582	—	7%
Savings	23,622	22,227	20,162	6%	17%
Money market	29,947	30,263	30,630	(1%)	(2%)
Foreign office	115	121	113	(5%)	2%
CDs $250,000 or less	2,267	2,486	3,404	(9%)	(33%)
CDs over $250,000	234	269	1,139	(13%)	(79%)
Total deposits	170,611	169,324	162,393	1%	5%
Federal funds purchased	250	281	302	(11%)	(17%)
Other short-term borrowings	872	980	1,106	(11%)	(21%)
Accrued taxes, interest and expenses	1,471	2,233	1,879	(34%)	(22%)
Other liabilities	7,263	4,267	3,881	70%	87%
Long-term debt	10,815	11,821	14,743	(9%)	(27%)
Total Liabilities	191,282	188,906	184,304	1%	4%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,615	3,624	3,592	—	1%
Retained earnings	20,501	20,236	18,863	1%	9%
Accumulated other comprehensive (loss) income	(1,096)	1,207	1,792	NM	NM
Treasury stock	(7,010)	(7,024)	(5,819)	—	20%
Total Equity	20,177	22,210	22,595	(9%)	(11%)
Total Liabilities and Equity	$211,459	$211,116	$206,899	—	2%
(a) Amortized cost	$50,171	$36,941	$35,963	36%	40%
(b) Market values	6	8	10	(25%)	(40%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	685,905	682,778	711,596	—	(4%)
Treasury	237,987	241,115	212,297	(1%)	12%

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	March	December	September	June	March
	2022	2021	2021	2021	2021
Assets
Cash and due from banks	$3,049	$2,994	$3,213	$3,285	$3,122
Other short-term investments	20,529	34,572	34,203	32,409	34,187
Available-for-sale debt and other securities(a)	48,832	38,110	37,870	38,012	37,595
Held-to-maturity securities(b)	6	8	8	10	10
Trading debt securities	324	512	685	711	728
Equity securities	358	376	329	341	315
Loans and leases held for sale	2,616	4,415	5,203	5,730	5,477
Portfolio loans and leases:
Commercial and industrial loans	53,909	51,659	47,834	47,564	49,094
Commercial mortgage loans	10,694	10,316	10,300	10,347	10,481
Commercial construction loans	5,420	5,241	5,456	5,871	6,198
Commercial leases	2,915	3,052	3,130	3,238	3,255
Total commercial loans and leases	72,938	70,268	66,720	67,020	69,028
Residential mortgage loans	17,144	16,397	16,158	16,131	15,776
Home equity	3,916	4,084	4,276	4,545	4,815
Indirect secured consumer loans	17,424	16,783	16,004	15,192	14,336
Credit card	1,690	1,766	1,744	1,793	1,810
Other consumer loans	2,753	2,752	3,009	3,052	3,090
Total consumer loans	42,927	41,782	41,191	40,713	39,827
Portfolio loans and leases	115,865	112,050	107,911	107,733	108,855
Allowance for loan and lease losses	(1,908)	(1,892)	(1,954)	(2,033)	(2,208)
Portfolio loans and leases, net	113,957	110,158	105,957	105,700	106,647
Bank premises and equipment	2,102	2,120	2,101	2,073	2,072
Operating lease equipment	622	616	647	715	718
Goodwill	4,514	4,514	4,514	4,259	4,259
Intangible assets	145	156	169	117	127
Servicing rights	1,444	1,121	943	818	784
Other assets	12,961	11,444	11,889	11,210	10,858
Total Assets	$211,459	$211,116	$207,731	$205,390	$206,899

Liabilities
Deposits:
Demand	$65,590	$65,088	$63,879	$62,760	$61,363
Interest checking	48,836	48,870	45,964	44,872	45,582
Savings	23,622	22,227	21,423	20,667	20,162
Money market	29,947	30,263	30,652	30,564	30,630
Foreign office	115	121	202	152	113
CDs $250,000 or less	2,267	2,486	2,691	2,958	3,404
CDs over $250,000	234	269	297	310	1,139
Total deposits	170,611	169,324	165,108	162,283	162,393
Federal funds purchased	250	281	309	338	302
Other short-term borrowings	872	980	949	1,130	1,106
Accrued taxes, interest and expenses	1,471	2,233	2,083	2,045	1,879
Other liabilities	7,263	4,267	5,339	4,304	3,881
Long-term debt	10,815	11,821	11,419	12,364	14,743
Total Liabilities	191,282	188,906	185,207	182,464	184,304
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,615	3,624	3,611	3,602	3,592
Retained earnings	20,501	20,236	19,817	19,343	18,863
Accumulated other comprehensive (loss) income	(1,096)	1,207	1,637	1,974	1,792
Treasury stock	(7,010)	(7,024)	(6,708)	(6,160)	(5,819)
Total Equity	20,177	22,210	22,524	22,926	22,595
Total Liabilities and Equity	$211,459	$211,116	$207,731	$205,390	$206,899
(a) Amortized cost	$50,171	$36,941	$36,308	$36,081	$35,963
(b) Market values	6	8	8	10	10
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	685,905	682,778	689,790	703,740	711,596
Treasury	237,987	241,115	234,102	220,153	212,297

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended
	March	March
	2022	2021
Total Equity, Beginning	$22,210	$23,111
Net income	494	694
Other comprehensive loss, net of tax:
Change in unrealized (losses) gains:
Available-for-sale debt securities	(1,931)	(689)
Qualifying cash flow hedges	(373)	(121)
Change in accumulated other comprehensive income related to employee benefit plans	1	1
Comprehensive income	(1,809)	(115)
Cash dividends declared:
Common stock	(209)	(195)
Preferred stock	(20)	(20)
Impact of stock transactions under stock compensation plans, net	5	(6)
Shares acquired for treasury	—	(180)
Total Equity, Ending	$20,177	$22,595

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	For the Three Months Ended
$ in millions	March		December		March
(unaudited)	2022		2021		2021
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$52,562	3.29%	$49,571	3.42%	$49,715	3.60%
Commercial mortgage loans(a)	10,529	3.00%	10,247	2.86%	10,534	3.06%
Commercial construction loans(a)	5,371	3.29%	5,329	3.10%	6,039	3.20%
Commercial leases(a)	2,943	2.85%	3,057	2.81%	3,130	3.17%
Total commercial loans and leases	71,405	3.23%	68,204	3.28%	69,418	3.46%
Residential mortgage loans	20,179	3.17%	21,486	3.17%	20,444	3.36%
Home equity	4,010	3.52%	4,179	3.60%	5,009	3.58%
Indirect secured consumer loans	17,136	3.08%	16,345	3.18%	13,955	3.58%
Credit card	1,691	12.31%	1,739	12.24%	1,879	12.36%
Other consumer loans	2,741	6.08%	2,837	6.15%	2,996	6.12%
Total consumer loans	45,757	3.68%	46,586	3.73%	44,283	4.02%
Total loans and leases	117,162	3.41%	114,790	3.46%	113,701	3.68%
Securities:
Taxable securities	41,412	2.84%	36,607	3.00%	35,764	2.97%
Tax exempt securities(a)	1,010	2.40%	1,024	2.38%	533	2.26%
Other short-term investments	28,310	0.18%	34,624	0.15%	32,717	0.10%
Total interest-earning assets	187,894	2.79%	187,045	2.75%	182,715	2.90%
Cash and due from banks	2,962		3,079		2,991
Other assets	20,186		21,433		20,580
Allowance for loan and lease losses	(1,892)		(1,953)		(2,450)
Total Assets	$209,150		$209,604		$203,836

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$48,659	0.05%	$47,384	0.05%	$45,568	0.07%
Savings deposits	22,772	0.02%	21,702	0.02%	18,951	0.03%
Money market deposits	30,263	0.03%	30,566	0.03%	30,601	0.05%
Foreign office deposits	126	0.04%	193	0.04%	128	0.05%
CDs $250,000 or less	2,376	0.12%	2,604	0.16%	3,828	0.50%
Total interest-bearing core deposits	104,196	0.04%	102,449	0.04%	99,076	0.07%
CDs over $250,000	254	0.85%	264	0.94%	1,226	1.31%
Federal funds purchased	259	0.15%	315	0.13%	324	0.13%
Securities sold under repurchase agreements	491	0.01%	578	0.01%	663	0.04%
Derivative collateral and other secured borrowings	399	0.31%	422	0.26%	546	0.48%
Long-term debt	11,165	3.02%	11,697	2.92%	14,849	2.83%
Total interest-bearing liabilities	116,764	0.33%	115,725	0.33%	116,684	0.44%
Demand deposits	64,212		64,828		58,586
Other liabilities	6,772		6,602		5,614
Total Liabilities	187,748		187,155		180,884
Total Equity	21,402		22,449		22,952
Total Liabilities and Equity	$209,150		$209,604		$203,836
Ratios:
Net interest margin (FTE)(b)		2.59%		2.55%		2.62%
Net interest rate spread (FTE)(b)		2.46%		2.42%		2.46%
Interest-bearing liabilities to interest-earning assets		62.14%		61.87%		63.86%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2022	2021	2021	2021	2021
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,554	$49,566	$47,766	$48,773	$49,629
Commercial mortgage loans	10,521	10,247	10,317	10,459	10,532
Commercial construction loans	5,371	5,329	5,728	6,043	6,039
Commercial leases	2,942	3,057	3,158	3,174	3,114
Total commercial loans and leases	71,388	68,199	66,969	68,449	69,314
Consumer loans:
Residential mortgage loans	16,501	16,188	16,223	15,883	15,803
Home equity	4,009	4,179	4,409	4,674	5,009
Indirect secured consumer loans	17,136	16,345	15,590	14,702	13,955
Credit card	1,691	1,739	1,748	1,770	1,879
Other consumer loans	2,742	2,837	3,031	3,056	2,996
Total consumer loans	42,079	41,288	41,001	40,085	39,642
Total average portfolio loans and leases	$113,467	$109,487	$107,970	$108,534	$108,956

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$18	$5	$31	$52	$104
Consumer loans held for sale	3,677	5,298	5,527	5,857	4,641
Average loans and leases held for sale	$3,695	$5,303	$5,558	$5,909	$4,745

Average PPP loans(a)	$1,012	$1,756	$3,071	$4,810	$5,200
Average portfolio commercial and industrial loans - excluding PPP loans	51,542	47,810	44,695	43,963	44,429
Total average portfolio commercial and industrial loans	$52,554	$49,566	$47,766	$48,773	$49,629

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,909	$51,659	$47,834	$47,564	$49,094
Commercial mortgage loans	10,694	10,316	10,300	10,347	10,481
Commercial construction loans	5,420	5,241	5,456	5,871	6,198
Commercial leases	2,915	3,052	3,130	3,238	3,255
Total commercial loans and leases	72,938	70,268	66,720	67,020	69,028
Consumer loans:
Residential mortgage loans	17,144	16,397	16,158	16,131	15,776
Home equity	3,916	4,084	4,276	4,545	4,815
Indirect secured consumer loans	17,424	16,783	16,004	15,192	14,336
Credit card	1,690	1,766	1,744	1,793	1,810
Other consumer loans	2,753	2,752	3,009	3,052	3,090
Total consumer loans	42,927	41,782	41,191	40,713	39,827
Total portfolio loans and leases	$115,865	$112,050	$107,911	$107,733	$108,855

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$23	$21	$2	$46	$80
Consumer loans held for sale	2,593	4,394	5,201	5,684	5,397
Loans and leases held for sale	$2,616	$4,415	$5,203	$5,730	$5,477

Operating lease equipment	$622	$616	$647	$715	$718

Loans and Leases Serviced for Others(b)
Commercial and industrial loans	$993	$923	$879	$919	$1,011
Commercial mortgage loans	592	610	620	623	639
Commercial construction loans	502	474	487	528	592
Commercial leases	571	589	555	536	547
Residential mortgage loans	97,736	89,234	77,929	71,496	65,922
Other consumer loans	—	—	50	50	50
Total loans and leases serviced for others	100,394	91,830	80,520	74,152	68,761
Total loans and leases owned or serviced	$219,497	$208,911	$194,281	$188,330	$183,811

End of period PPP loans(a)	$737	$1,305	$2,344	$3,685	$5,381
End of period portfolio commercial and industrial loans - excluding PPP loans	53,172	50,354	45,490	43,879	43,713
Total end of period portfolio commercial and industrial loans	$53,909	$51,659	$47,834	$47,564	$49,094
(a)Paycheck Protection Program loans are included in commercial and industrial loans in the Condensed Consolidated Balance Sheets.
(b)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	March	December	September	June	March
	2021(a)	2021	2021	2021	2021
Regulatory Capital(b)
CET1 capital	$14,937	$14,781	$14,673	$15,050	$14,931
Additional tier I capital	2,116	2,116	2,116	2,116	2,117
Tier I capital	17,053	16,897	16,789	17,166	17,048
Tier II capital	3,673	3,892	3,953	4,018	4,083
Total regulatory capital	$20,726	$20,789	$20,742	$21,184	$21,131
Risk-weighted assets	$160,907	$154,860	$148,827	$145,084	$142,799

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	10.23%	10.71%	11.16%	11.11%	11.26%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	9.28%	9.54%	9.86%	10.37%	10.46%
Tier I risk-based capital	10.60%	10.91%	11.28%	11.83%	11.94%
Total risk-based capital	12.88%	13.42%	13.94%	14.60%	14.80%
Tier I leverage	8.32%	8.27%	8.41%	8.55%	8.61%

Fifth Third Bank, National Association
Tier I risk-based capital	10.80%	10.90%	11.25%	11.67%	12.70%
Total risk-based capital	12.19%	12.33%	12.79%	13.27%	14.41%
Tier I leverage	8.49%	8.29%	8.43%	8.46%	9.19%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2022	2021	2021	2021	2021
Average portfolio loans and leases:
Commercial and industrial loans	$52,554	$49,566	$47,766	$48,773	$49,629
Commercial mortgage loans	10,521	10,247	10,317	10,459	10,532
Commercial construction loans	5,371	5,329	5,728	6,043	6,039
Commercial leases	2,942	3,057	3,158	3,174	3,114
Total commercial loans and leases	71,388	68,199	66,969	68,449	69,314
Residential mortgage loans	16,501	16,188	16,223	15,883	15,803
Home equity	4,009	4,179	4,409	4,674	5,009
Indirect secured consumer loans	17,136	16,345	15,590	14,702	13,955
Credit card	1,691	1,739	1,748	1,770	1,879
Other consumer loans	2,742	2,837	3,031	3,056	2,996
Total consumer loans	42,079	41,288	41,001	40,085	39,642
Total average portfolio loans and leases	$113,467	$109,487	$107,970	$108,534	$108,956

Losses charged-off:
Commercial and industrial loans	($11)	($25)	($10)	($36)	($32)
Commercial mortgage loans	—	(1)	—	(8)	(3)
Commercial leases	—	(2)	—	(1)	—
Total commercial loans and leases	(11)	(28)	(10)	(45)	(35)
Residential mortgage loans	(1)	—	(1)	(1)	(1)
Home equity	(2)	(2)	(2)	(2)	(3)
Indirect secured consumer loans	(16)	(13)	(9)	(11)	(18)
Credit card	(17)	(17)	(17)	(26)	(31)
Other consumer loans	(17)	(17)	(17)	(18)	(21)
Total consumer loans	(53)	(49)	(46)	(58)	(74)
Total losses charged-off	($64)	($77)	($56)	($103)	($109)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$2	$11	$5	$23	$5
Commercial mortgage loans	1	—	1	2	1
Commercial leases	—	—	—	3	1
Total commercial loans and leases	3	11	6	28	7
Residential mortgage loans	2	3	2	1	1
Home equity	3	4	3	3	3
Indirect secured consumer loans	9	7	10	11	9
Credit card	4	4	5	6	6
Other consumer loans	9	10	9	10	12
Total consumer loans	27	28	29	31	31
Total recoveries of losses previously charged-off	$30	$39	$35	$59	$38

Net losses charged-off:
Commercial and industrial loans	($9)	($14)	($5)	($13)	($27)
Commercial mortgage loans	1	(1)	1	(6)	(2)
Commercial leases	—	(2)	—	2	1
Total commercial loans and leases	(8)	(17)	(4)	(17)	(28)
Residential mortgage loans	1	3	1	—	—
Home equity	1	2	1	1	—
Indirect secured consumer loans	(7)	(6)	1	—	(9)
Credit card	(13)	(13)	(12)	(20)	(25)
Other consumer loans	(8)	(7)	(8)	(8)	(9)
Total consumer loans	(26)	(21)	(17)	(27)	(43)
Total net losses charged-off	($34)	($38)	($21)	($44)	($71)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.07%	0.11%	0.04%	0.11%	0.22%
Commercial mortgage loans	(0.03%)	0.03%	(0.03%)	0.22%	0.09%
Commercial leases	(0.02%)	0.24%	—	(0.21%)	(0.09%)
Total commercial loans and leases	0.05%	0.10%	0.03%	0.10%	0.17%
Residential mortgage loans	(0.02%)	(0.06%)	(0.02%)	(0.01%)	(0.01%)
Home equity	(0.07%)	(0.18%)	(0.13%)	(0.09%)	0.01%
Indirect secured consumer loans	0.17%	0.14%	(0.02%)	0.01%	0.25%
Credit card	3.13%	2.90%	2.70%	4.52%	5.50%
Other consumer loans	1.07%	1.12%	1.05%	0.91%	1.17%
Total consumer loans	0.25%	0.21%	0.16%	0.26%	0.43%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.12%	0.14%	0.08%	0.16%	0.27%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2022	2021	2021	2021	2021
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,892	$1,954	$2,033	$2,208	$2,453
Total net losses charged-off	(34)	(38)	(21)	(44)	(71)
Provision for (benefit from) loan and lease losses	50	(24)	(58)	(131)	(174)
Allowance for loan and lease losses, ending	$1,908	$1,892	$1,954	$2,033	$2,208

Reserve for unfunded commitments, beginning	$182	$205	$189	$173	$172
(Benefit from) provision for the reserve for unfunded commitments	(5)	(23)	16	16	1
Reserve for unfunded commitments, ending	$177	$182	$205	$189	$173

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,908	$1,892	$1,954	$2,033	$2,208
Reserve for unfunded commitments	177	182	205	189	173
Total allowance for credit losses	$2,085	$2,074	$2,159	$2,222	$2,381

	As of
	March	December	September	June	March
	2022	2021	2021	2021	2021
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$105	$116	$172	$193	$197
Commercial mortgage loans	32	42	43	43	50
Commercial construction loans	6	6	—	—	1
Commercial leases	3	4	6	9	6
Residential mortgage loans	24	10	13	17	22
Home equity	49	47	48	53	55
Indirect secured consumer loans	5	5	5	6	6
Other consumer loans	1	1	1	1	2
Total nonaccrual portfolio loans and leases (excludes restructured loans)	225	231	288	322	339
Nonaccrual restructured portfolio commercial loans	177	169	128	164	255
Nonaccrual restructured portfolio consumer loans(c)	106	98	112	135	147
Total nonaccrual portfolio loans and leases	508	498	528	621	741
Repossessed property	5	5	4	5	7
OREO	27	24	27	31	35
Total nonperforming portfolio loans and leases and OREO	540	527	559	657	783
Nonaccrual loans held for sale	—	15	—	13	2
Nonaccrual restructured loans held for sale	4	—	1	27	20
Total nonperforming assets	$544	$542	$560	$697	$805

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$9	$17	$4	$2	$8
Commercial mortgage loans	2	1	2	4	7
Commercial construction loans	—	1	—	—	1
Commercial leases	—	—	1	—	—
Total commercial loans and leases	11	19	7	6	16
Residential mortgage loans(c)	40	72	61	57	73
Home equity	1	1	1	1	1
Indirect secured consumer loans	9	9	8	4	8
Credit card	14	15	14	14	25
Other consumer loans	1	1	1	1	1
Total consumer loans	65	98	85	77	108
Total loans and leases 90 days past due (accrual)(b)	$76	$117	$92	$83	$124
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.12%	0.14%	0.08%	0.16%	0.27%
Allowance for credit losses:
As a percent of portfolio loans and leases	1.80%	1.85%	2.00%	2.06%	2.19%
As a percent of nonperforming portfolio loans and leases(a)	411%	416%	409%	358%	321%
As a percent of nonperforming portfolio assets(a)	386%	394%	386%	338%	304%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.44%	0.44%	0.49%	0.58%	0.68%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.47%	0.47%	0.52%	0.61%	0.72%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.46%	0.47%	0.49%	0.61%	0.70%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	March	December	September	June	March
		2022	2021	2021	2021	2021
	Net interest income	$1,195	$1,197	$1,189	$1,208	$1,176
	Add: Taxable equivalent adjustment	3	3	3	3	3
	Net interest income (FTE) (a)	1,198	1,200	1,192	1,211	1,179

	Net interest income (annualized) (b)	4,846	4,749	4,717	4,845	4,769
	Net interest income (FTE) (annualized) (c)	4,859	4,761	4,729	4,857	4,782

	Interest income	1,289	1,294	1,292	1,323	1,302
	Add: Taxable equivalent adjustment	3	3	3	3	3
	Interest income (FTE)	1,292	1,297	1,295	1,326	1,305
	Interest income (FTE) (annualized) (d)	5,240	5,146	5,138	5,319	5,293

	Interest expense (annualized) (e)	381	385	409	461	511
	Average interest-earning assets (f)	187,894	187,045	182,801	184,918	182,715
	Average interest-bearing liabilities (g)	116,764	115,725	113,548	115,951	116,684

	Net interest margin (b) / (f)	2.58%	2.54%	2.58%	2.62%	2.61%
	Net interest margin (FTE) (c) / (f)	2.59%	2.55%	2.59%	2.63%	2.62%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.46%	2.42%	2.45%	2.48%	2.46%

	Income before income taxes	$612	$829	$895	$911	$883
	Add: Taxable equivalent adjustment	3	3	3	3	3
	Income before income taxes (FTE)	$615	$832	$898	$914	$886

	Net income available to common shareholders	$474	$627	$684	$674	$674
	Add: Intangible amortization, net of tax	9	9	9	8	9
	Tangible net income available to common shareholders (h)	483	636	693	682	683
	Tangible net income available to common shareholders (annualized) (i)	1,959	2,523	2,749	2,735	2,770

	Average Bancorp shareholders' equity	21,402	22,449	22,927	22,927	22,952
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,514)	(4,514)	(4,430)	(4,259)	(4,259)
	Average intangible assets	(150)	(162)	(149)	(122)	(133)
	Average tangible common equity, including AOCI (j)	14,622	15,657	16,232	16,430	16,444
Less:	Average AOCI	(129)	(1,382)	(1,980)	(1,968)	(2,231)
	Average tangible common equity, excluding AOCI (k)	14,493	14,275	14,252	14,462	14,213

	Total Bancorp shareholders' equity	20,177	22,210	22,524	22,926	22,595
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,514)	(4,514)	(4,514)	(4,259)	(4,259)
	Intangible assets	(145)	(156)	(169)	(117)	(127)
	Tangible common equity, including AOCI (l)	13,402	15,424	15,725	16,434	16,093
Less:	AOCI	1,096	(1,207)	(1,637)	(1,974)	(1,792)
	Tangible common equity, excluding AOCI (m)	14,498	14,217	14,088	14,460	14,301
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	16,614	16,333	16,204	16,576	16,417

	Total assets	211,459	211,116	207,731	205,390	206,899
Less:	Goodwill	(4,514)	(4,514)	(4,514)	(4,259)	(4,259)
	Intangible assets	(145)	(156)	(169)	(117)	(127)
	Tangible assets, including AOCI (o)	206,800	206,446	203,048	201,014	202,513
Less:	AOCI, before tax	1,387	(1,528)	(2,072)	(2,499)	(2,268)
	Tangible assets, excluding AOCI (p)	$208,187	$204,918	$200,976	$198,515	$200,245

	Common shares outstanding (q)	686	683	690	704	712

	Tangible equity (n) / (p)	7.98%	7.97%	8.06%	8.35%	8.20%
	Tangible common equity (excluding AOCI) (m) / (p)	6.96%	6.94%	7.01%	7.28%	7.14%
	Tangible common equity (including AOCI) (l) / (o)	6.48%	7.47%	7.74%	8.18%	7.95%
	Tangible book value per share (including AOCI) (l) / (q)	$19.54	$22.58	$22.79	$23.34	$22.60
	Tangible book value per share (excluding AOCI) (m) / (q)	$21.13	$20.82	$20.42	$20.54	$20.09

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	March	December	March
	2022	2021	2021
Net income (r)	$494	$662	$694
Net income (annualized) (s)	2,003	2,626	2,815

Adjustments (pre-tax items)
Valuation of Visa total return swap	11	19	13
Special COVID staffing bonus to front-line employees	-	10	-
Adjustments, after-tax (t)(a)	8	22	10

Noninterest income (u)	684	791	749
Valuation of Visa total return swap	11	19	13
Adjusted noninterest income (v)	695	810	762

Noninterest expense (w)	1,222	1,206	1,215
Special COVID staffing bonus to front-line employees	-	(10)	-
Adjusted noninterest expense (x)	1,222	1,196	1,215

Adjusted net income (r) + (t)	502	684	704
Adjusted net income (annualized) (y)	2,036	2,714	2,855

Adjusted tangible net income available to common shareholders (h) + (t)	491	658	693
Adjusted tangible net income available to common shareholders (annualized) (z)	1,991	2,611	2,811

Average assets (aa)	$209,150	$209,604	$203,836

Return on average tangible common equity (i) / (j)	13.4%	16.1%	16.8%
Return on average tangible common equity excluding AOCI (i) / (k)	13.5%	17.7%	19.5%
Adjusted return on average tangible common equity, including AOCI (z) / (j)	13.6%	16.7%	17.1%
Adjusted return on average tangible common equity, excluding AOCI (z) / (k)	13.7%	18.3%	19.8%

Return on average assets (s) / (aa)	0.96%	1.25%	1.38%
Adjusted return on average assets (y) / (aa)	0.97%	1.29%	1.40%
Efficiency ratio (FTE) (w) / [(a) + (u)]	64.9%	60.6%	63.0%
Adjusted efficiency ratio (x) / [(a) + (v)]	64.6%	59.5%	62.6%
Total revenue (FTE) (a) + (u)	$1,882	$1,991	$1,928
Pre-provision net revenue (PPNR) (a) + (u) - (w)	$660	$785	$713
Adjusted pre-provision net revenue (PPNR) (a) + (v) - (x)	$671	$814	$726
Totals may not foot due to rounding; (a) Assumes a 23% tax rate

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended March 31, 2022	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$481	$430	$131	$35	$121	$1,198
(Provision for) benefit from credit losses	28	(17)	(6)	—	(50)	(45)
Net interest income after (provision for) benefit from credit losses	509	413	125	35	71	1,153
Noninterest income	327	216	52	144	(55)	684
Noninterest expense	(446)	(490)	(144)	(142)	—	(1,222)
Income before income taxes	390	139	33	37	16	615
Applicable income tax expense(a)	(72)	(30)	(7)	(8)	(4)	(121)
Net income	$318	$109	$26	$29	$12	$494

For the three months ended December 31, 2021	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$390	$316	$147	$24	$323	$1,200
Benefit from (provision for) credit losses	114	(18)	(3)	—	(46)	47
Net interest income after benefit from (provision for) credit losses	504	298	144	24	277	1,247
Noninterest income	372	235	35	145	4	791
Noninterest expense	(431)	(471)	(157)	(139)	(8)	(1,206)
Income before income taxes	445	62	22	30	273	832
Applicable income tax expense(a)	(86)	(12)	(5)	(7)	(60)	(170)
Net income	$359	$50	$17	$23	$213	$662

For the three months ended September 30, 2021	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$371	$309	$145	$22	$345	$1,192
Benefit from (provision for) credit losses	242	(13)	2	—	(189)	42
Net interest income after benefit from (provision for) credit losses	613	296	147	22	156	1,234
Noninterest income	362	229	84	143	18	836
Noninterest expense	(406)	(463)	(158)	(134)	(11)	(1,172)
Income before income taxes	569	62	73	31	163	898
Applicable income tax expense(a)	(112)	(14)	(15)	(7)	(46)	(194)
Net income	$457	$48	$58	$24	$117	$704

For the three months ended June 30, 2021	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$378	$301	$142	$21	$369	$1,211
Benefit from (provision for) credit losses	151	(25)	—	—	(11)	115
Net interest income after benefit from (provision for) credit losses	529	276	142	21	358	1,326
Noninterest income	355	224	63	143	(44)	741
Noninterest expense	(399)	(450)	(163)	(131)	(10)	(1,153)
Income before income taxes	485	50	42	33	304	914
Applicable income tax expense(a)	(92)	(10)	(9)	(7)	(87)	(205)
Net income	$393	$40	$33	$26	$217	$709

For the three months ended March 31, 2021	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$367	$295	$128	$21	$368	$1,179
Benefit from (provision for) credit losses	76	(41)	(8)	1	145	173
Net interest income after benefit from (provision for) credit losses	443	254	120	22	513	1,352
Noninterest income	361	204	82	138	(36)	749
Noninterest expense	(420)	(489)	(161)	(135)	(10)	(1,215)
Income (loss) before income taxes	384	(31)	41	25	467	886
Applicable income tax (expense) benefit(a)	(72)	7	(9)	(5)	(113)	(192)
Net income (loss)	$312	$(24)	$32	$20	$354	$694
(a) Includes taxable equivalent adjustments of $3 million for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021.
(b) Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c) Consumer Lending includes the Bancorp's residential mortgage, home equity, automobile and other indirect lending activities.